Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned officers and directors of Neoprobe Corporation, a Delaware corporation (the “Company”), does hereby constitute and appoint David C. Bupp and Brent L. Larson as his agents and lawful attorneys-in-fact, or either one of them individually with power to act without the other, as his agent and lawful attorney-in-fact, in his name and on his behalf, and in any and all capacities stated below:

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To sign and file with the United States Securities and Exchange Commission the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2010, and any amendments or supplements to such Annual Report; and

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To execute and deliver any instruments, certificates or other documents which they shall deem necessary or proper in connection with the filing of such Annual Report, and generally to act for and in the name of the undersigned with respect to such filing as fully as could the undersigned if then personally present and acting.

Each agent named above is hereby empowered to determine in his discretion the times when, the purposes for, and the names in which, any power conferred upon him herein shall be exercised and the terms and conditions of any instrument, certificate or document which may be executed by him pursuant to this instrument.

This Power of Attorney shall not be affected by the disability of any of the undersigned or the lapse of time.

The validity, terms and enforcement of this Power of Attorney shall be governed by those laws of the State of Ohio that apply to instruments negotiated, executed, delivered and performed solely within the State of Ohio.

This Power of Attorney may be executed in any number of counterparts, each of which shall have the same effect as if it were the original instrument and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney effective as of March 1, 2011.

Signature	Title

/s/ David C. Bupp	President, Chief Executive Officer and Director
David C. Bupp	(principal executive officer)

/s/ Brent L. Larson	Senior Vice President and Chief Financial Officer
Brent L. Larson	(principal financial officer and principal accounting officer)

/s/ Carl J. Aschinger, Jr.	Chairman of the Board of Directors
Carl J. Aschinger, Jr.

/s/ Gordon A. Troup	Vice Chairman of the Board of Directors
Gordon A. Troup

/s/ Brendan A. Ford	Director
Brendan A. Ford

/s/ Owen E. Johnson	Director
Owen E. Johnson, M.D.

/s/ Fred B. Miller	Director
Fred B. Miller

/s/ Eric K. Rowinsky	Director
Eric K. Rowinsky, M.D.